UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 16, 2006

Date of Report (Date of earliest event reported)
EMDEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1 AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
EX-99.1 UNAUDITED PRO FORMA CONSENSED CONSOLIDATED FINANCIAL STATEMENTS

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding the tax consequences of the disposition transaction referred to in Item 2.01 of this Current Report and those regarding the effect of provisions of the agreement described in Item 1.01 of this Current Report. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: relationships with customers or strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. The forward-looking statements included in this Current Report are made only as of the date of this Current Report. Except as required by law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Item 1.01. Entry into a Material Definitive Agreement
     In connection with the consummation of the transaction described in Item 2.01 of this Current Report (which we refer to as the “EBS Transaction”), EBS Holdco, Inc. and Envoy/ExpressBill, Inc. (two wholly owned subsidiaries of the Registrant that we refer to as the “Emdeon Members”) and EBS Acquisition LLC (an entity formed by General Atlantic, LLC that we refer to as the “GA Member”) entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) on November 16, 2006 pursuant to which they are each a member of EBS Master LLC (“Master LLC”). Master LLC is the parent company of the entities that conduct the businesses formerly included in the Registrant’s Emdeon Business Services segment, other than the ViPS business. As previously disclosed, the ViPS business was not included in the EBS Transaction and has been retained by the Registrant.
     As a result of the consummation of the EBS Transaction, the Emdeon Members currently hold a 48% interest (in the aggregate) in Master LLC and the GA Member currently holds a 52% interest in Master LLC. The LLC Agreement provides that Master LLC may establish a management incentive plan providing for the issuance of membership interests or profits interests to provide equity compensation to employees, officers, managers or other persons representing up to 7% of the total interests or profits in Master LLC, on terms and conditions determined by the Board of Directors of Master LLC. The issuance of any such interests under a management incentive plan would reduce, on a pro rata basis, the interests of the Emdeon Members and the GA Member.
     Master LLC will be managed by a Board of Directors initially comprised of six members, up to three of whom may be designated by the Emdeon Members and three of whom may be designated by the GA Member, so long as their respective interests in Master LLC continue to exceed a certain threshhold. Within two years from the closing date of the EBS Transaction, such Board of Directors will be reconstituted to consist of seven members, up to two of whom may be appointed by the Emdeon Members and up to two of whom may be appointed by the GA Member (so long as their respective interests in Master LLC continue to exceed a certain threshold), and three of whom must be independent directors to be jointly designated by the Emdeon Members and the GA Member. Under the LLC Agreement, certain fundamental transactions and other matters involving Master LLC require the approval of the Emdeon Members and of the GA Member, so long as their respective interests in Master LLC continue to exceed a certain threshold.

     The LLC Agreement provides that no member of Master LLC is required to make any additional capital contributions and that Master LLC will make pro rata quarterly distributions to its members in respect of the members' tax liabilities on their allocable shares of the taxable income of Master LLC. Under the LLC Agreement, other distributions may be made to Master LLC’s members pro rata in proportion to their interests at such times as the Board of Directors may reasonably determine; however, Master LLC is subject to certain restrictions on making such distributions under agreements entered into with the lenders providing the financing described in Item 2.01 below.
     Following the second anniversary of the closing date of the EBS Transaction, either the Emdeon Members or the GA Member may cause a sale of Master LLC, subject to a minimum required return for the other party in the case of a sale prior to the third anniversary of such closing date, and, at all times, to the other party’s right of first offer. The LLC Agreement contains other customary provisions regarding the management and operation of Master LLC and the rights and obligations of its members, including provisions relating to:
•	registration rights,

•	restrictions on transfer of interests in Master LLC,

•	rights of first offer with respect to certain transfers of interests in Master LLC,

•	drag-along and tag-along rights with respect to certain transfers of interests in Master LLC,

•	preemptive rights, and

•	information rights.
Item 2.01. Completion of Acquisition or Disposition of Assets
     As previously disclosed, on September 26, 2006, Emdeon Corporation (“Emdeon” or the “Registrant”) and its wholly owned subsidiaries EBS Holdco, Inc., EBS Master LLC (“Master LLC”) and Medifax-EDI Holding Company entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with EBS Acquisition LLC (the “Purchaser”) and its wholly owned subsidiaries GA EBS Merger LLC (“Merger LLC”) and EBS Merger Co., pursuant to which the Purchaser agreed to buy a 52% interest in Master LLC, a newly formed entity that would own the businesses comprising the Registrant’s Emdeon Business Services segment, excluding the ViPS business unit (“EBS”). In this Item 2.01, we refer to the acquisition of such 52% interest as the “EBS Transaction.” The Purchaser is an investment vehicle formed for purposes of the acquisition by General Atlantic LLC (“GA”), a leading global private equity firm. In this Item 2.01, we refer to the entities that conducted the EBS business within the Emdeon Business Services segment as the “EBS Entities.”
     On November 15, 2006, the Original Merger Agreement was amended to add Emdeon Business Services LLC (“EBS LLC”) as a party, to reflect that EBS LLC would acquire EBS and to make certain related changes (as so amended, the “Amended Merger Agreement”). EBS LLC is a limited liability company in which Master LLC is the sole member. The Amended Merger Agreement made no material changes to the rights and obligations of the parties under the Original Merger Agreement. The Amended Merger Agreement contains representations and warranties, covenants and indemnification provisions that are customary for transactions of this type.
     At a closing held on November 16, 2006, the EBS Transaction was consummated. Prior to the closing of the EBS Transaction, Emdeon caused one of the EBS Entities, ENVOY/ExpressBill, Inc., to contribute its assets and liabilities to EBS LLC and caused the equity interests in the remainder of the EBS Entities to be contributed to EBS LLC. At the closing, Emdeon and the Purchaser caused Merger LLC to be merged with and into EBS LLC, as a result of which:
•	the Purchaser received a 52% interest in Master LLC;

•	Emdeon received approximately $1.2 billion in cash; and

•	Emdeon retained a 48% interest in Master LLC, valued at approximately $300 million.
For a description of Master LLC and of the Amended and Restated Limited Liability Company Agreement entered into by the members of Master LLC upon the closing of the EBS Transaction, see Item 1.01 of this Current Report, which is hereby incorporated by reference in this Item 2.01. Following the closing of the EBS Transaction, Emdeon’s 48% ownership interest in Master LLC will be reflected as an investment in Emdeon’s consolidated financial statements and will be accounted for under the equity method.
     The EBS Transaction was financed with approximately $925 million in bank debt and an investment of approximately $320 million by General Atlantic. The bank debt is an obligation of EBS LLC and is guaranteed by Master LLC, but is not an obligation of or guaranteed by Emdeon.
     Emdeon expects to recognize a taxable gain on the EBS Transaction and expects to utilize approximately $400 million to $450 million of its federal net operating loss (“NOL”) carryforward to eliminate a significant portion of the tax liability that would otherwise result from the EBS Transaction. Approximately $130 million to $150 million of the NOL carryforward utilized will be NOL carryforwards attributable to WebMD Health Corp. (“WHC”), Emdeon’s 85.6% owned subsidiary. Under Emdeon’s Tax Sharing Agreement with WHC, Emdeon has agreed to reimburse WHC at the current federal statutory tax rate of 35% for any NOL carryforward attributable to WHC that is utilized by Emdeon with respect to the EBS Transaction. Emdeon currently estimates that the amount of the resulting cash reimbursement to WHC will be approximately $45 million to $52 million. The estimates of the amounts of the utilization of the NOL carryforward attributable to WHC and to Emdeon and of the related reimbursement are based on various assumptions and will not be finalized until Emdeon completes the calculation of its consolidated 2006 federal income taxes.
     The Amended Merger Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. The above summary of the provisions of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Merger Agreement.
     The terms of the Original Merger Agreement and the Amended Merger Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Original Merger Agreement, there was no material relationship between GA and Emdeon, any affiliate of Emdeon, or any director or officer of Emdeon, and, to the knowledge of Emdeon, there was no material relationship between GA and any associate of any director or officer of Emdeon.

Item 9.01. Financial Statements and Exhibits
     (b) Pro Forma Financial Information.
          The unaudited pro forma condensed consolidated financial statements of Emdeon Corporation, as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005 are filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.
     (d) Exhibits.
          The following exhibits are filed herewith:

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2006, among Emdeon Corporation, EBS Holdco, Inc., EBS Master LLC, Emdeon Business Services LLC, Medifax-EDI Holding Company, EBS Acquisition LLC, GA EBS Merger LLC and EBS Merger Co.*

99.1	Unaudited pro forma condensed consolidated financial statements of Emdeon Corporation, as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005

*	The exhibits and schedules to Exhibit 2.1 have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION
Dated: November 21, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2006, among Emdeon Corporation, EBS Holdco, Inc., EBS Master LLC, Emdeon Business Services LLC, Medifax-EDI Holding Company, EBS Acquisition LLC, GA EBS Merger LLC and EBS Merger Co.

99.1	Unaudited pro forma condensed consolidated financial statements of Emdeon Corporation, as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005